Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables1

Form F-10	Form F-3
(Form Type)	(Form Type)

Brookfield Asset Management Inc. Brookfield Finance Inc. Brookfield Finance II Inc.	Brookfield Capital Finance LLC Brookfield Finance II LLC Brookfield Finance (Australia) Pty Ltd Brookfield Finance I (UK) plc
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)	(2)	$3,500,000,000	0.0000927	$324,450	(3)
	Total Offering Amounts					$3,500,000,000		$324,450
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$93,456
	Net Fee Due							$230,994

(1)	Given that the SEC requires two separate submissions for the F-10 and the F-3, please note that all the fees are being paid by the F-10 Submission.
(2)	There are being registered under this registration statement on Forms F-10 and F-3 (this “Registration Statement”) such indeterminate number of (i) debt securities of Brookfield Asset Management Inc. (“BAM”), Brookfield Finance Inc. (“BFI”), Brookfield Finance II Inc. (“BFI II”), Brookfield Capital Finance LLC (“BCF”), Brookfield Finance (Australia) Pty Ltd (“BAM Australia”) and Brookfield Finance I (UK) plc (“BAM UK”); (ii) guarantees by BAM of the debt securities issued by BFI, BFI II, BCF, BAM Australia and BAM UK; (iii) Class A Preference Shares issuable by BAM (“BAM Preference Shares”) and Class A Limited Voting Shares (“BAM Class A Shares”) issuable by BAM or to be resold by selling securityholders; (iv) preferred shares representing limited liability company interests (the “US Preferred Shares”) in Brookfield Finance II LLC (“BFL II”); and (v) guarantees by BAM of the US Preferred Shares issued by BFL II, in each case, in offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $3,500,000,000 (in U.S. dollars or the equivalent thereof in non-U.S. currencies). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the applicable registrant(s) and/or the selling securityholders in connection with the sale of such securities. In addition, pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the BAM Class A Shares being registered hereunder include such indeterminate number of such securities as may be issuable with respect to the BAM Class A Shares as a result of stock splits, stock dividends, or similar transactions.
(3)	The guarantees being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee for the guarantees is payable.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Brookfield Asset Management Inc. and the Co-Registrants	F-10	333-249132	September 29, 2020		$93,456	Unallocated (Universal) Shelf	(1)	(1)	$720,000,000
Fee Offset Sources	Brookfield Asset Management Inc. and the Co-Registrants	F-10	333-249132		September 29, 2020						$93,456	(1)

(1)	BAM, together with BFI, BFI II, BCF, BAM Australia, BAM UK and BFL II (such additional registrants, other than BAM, the “Co-Registrants”) previously filed a registration statement on Form F-10/Form F-3 (File No. 333-249132), initially filed on September 29, 2020, as amended on October 6, 2020 and declared effective on October 7, 2020 (the “October 2020 Registration Statement”), which registered an indeterminate number of securities to be sold by the registrants and had an aggregate initial offering price not to exceed US$3,500,000,000. The October 2020 Registration Statement was not fully used, resulting in $720,000,000 as the unsold aggregate offering amount. This unused amount represents approximately 20.6% of the $454,300 of the registration fees on the October 2020 Registration Statement and results in a fee offset of $93,456. The registrants have terminated or completed any offerings that included the unsold securities under the October 2020 Registration Statement.